UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2002

Pac-West Telecomm, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 000-27743

California	68-0383568
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1776 W. March Lane, Suite 250
Stockton, California    95207
(Address of principal executive offices including zip code)

(209) 926-3300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events.

On December 19, 2002, Pac-West Telecomm, Inc. issued a press release announcing 2003 Financial Expectations and that its arbitration regarding a new Interconnection Agreement (ICA) with SBC Communications is near completion. See the press release filed as Exhibit 99.1 to this current report on Form 8-K incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits
Exhibit Number	Description
99.1	Press Release dated December 19, 2002.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on December 23, 2002.

Pac-West Telecomm, Inc.

By:	/s/ H. Ravi Brar

H. Ravi Brar
Chief Financial Officer

Date: December 23, 2002

EXHIBIT INDEX
Exhibit Number	Description
99.1	Press Release dated December 19, 2002.